Exhibit 23.2
CONSENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR
LEAF ASSET MANAGEMENT, LLC

Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated March 21, 2008, with respect to the financial statements of LEAF Asset Management, LLC contained in this Pre-Effective Amendment No. 1 to the Registration Statement and Prospectus on Form S-1. We consent to the use of the aforementioned report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption “Experts.”
/s/ Grant Thornton LLP
Philadelphia, Pennsylvania
June 4, 2008